TERM PROMISSORY NOTE

$33,000,000.00 February 8, 2007

FOR VALUE RECEIVED, UNITED INSURANCE HOLDINGS, L.C., a Florida limited liability company, and **UNITED INSURANCE MANAGEMENT, L.C.,** a Florida limited liability company (collectively "Borrowers"), each having an address of 700 Central Avenue, Suite 302, St. Petersburg, Florida 33701, hereby unconditionally promise to pay to the order of **COLUMBUS BANK AND TRUST COMPANY**, a Georgia banking corporation ("Lender"), having an address of P. O. Box 120, Columbus, Georgia, 31902, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of THIRTY-THREE MILLION & 00/100 DOLLARS ($33,000,000.00) in lawful money of the United States of America, with interest on the unpaid principal balance thereof from time to time outstanding at the Applicable Interest Rate (defined below) and to be paid as provided herein, and upon the other terms set forth herein.

1. CERTAIN DEFINED TERMS

As used herein the following terms shall have the meanings set forth below:

(a) "Applicable Interest Rate" shall mean for each Interest Period (as herein defined) an interest rate per annum equaling four hundred (400) basis points above LIBOR (One Month) as in effect on the last Business Day of the immediately preceding Interest Period. The Applicable Interest Rate for each Interest Period shall be determined in accordance with the terms of this Note on the last Business Day of the immediately preceding Interest Period. (b)

(b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of Georgia are authorized or required by law to close.

(c) "Floating Prime Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the Prime Rate, and fluctuating automatically with the Prime Rate.

(d) "Interest Period" shall mean a period commencing, in each instance, on the twentieth day of the applicable month and ending on the nineteenth day of the next successive month. However, the first Interest Period under this Note shall commence on February 8, 2007, and end on the nineteenth day of March, 2007.

(e) "LIBOR (One Month)" shall mean for each Interest Period for which such interest rate mode is selected, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Lender on the Business Day immediately preceding the first day of the Interest Period for which the Applicable Interest Rate is being calculated to be the prevailing

rate of interest on a per annum basis at which deposits in United States dollars for one month are offered by major banks in the London Interbank Market as quoted under "Money Rates" in the Eastern Edition of The Wall Street Journal. If for any reason such rate is not available, Lender shall determine LIBOR (One Month) on the basis of such other publication, statistical guide or information service as Lender may reasonably select. If LIBOR (One Month) is no longer published, then all references to LIBOR (One Month) herein contained shall automatically convert to the Floating Prime Rate.

(f) "Loan" shall mean the loan evidenced by this Note.

(g) "Loan Agreement" shall mean that certain Loan Agreement between Borrowers and Lender dated as of even date herewith, as amended, modified, extended, renewed or restated from time to time.

(h) "Loan Documents" shall mean this Note, the Loan Agreement, the Pledge Agreements, the Security Agreements (as said Pledge Agreements and Security Agreements are defined in the Loan Agreement) and any and all other documents or instruments evidencing, securing or otherwise relating to the indebtedness evidenced by this Note, and all amendments, modifications and renewals thereof.

(i) "Maturity Date" shall mean February 20, 2010.

(j) "Monthly Payment Date" shall mean the twentieth (20th) day of each successive month prior to the Maturity Date with the first Monthly Payment Date being the twentieth (20th) day of March, 2007.

(k) "Person" shall include, without limitation, any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity form or any government agency or any agency or political subdivision thereof.

(l) "Prime Rate" shall mean The Wall Street Journal Prime Rate, said Wall Street Journal Prime Rate being the index or reference rate published as the Prime Rate in the Eastern Edition of The Wall Street Journal under "Money Rates." If for any reason, such rate is not so published in The Wall Street Journal, Lender shall determine the Prime Rate on the basis of such other publication, statistical guide or information service as Lender may reasonably select, and should no such other publication, statistical guide or information service be available, "Prime Rate" shall mean the rate announced or established from time to time by Columbus Bank and Trust Company, Columbus, Georgia, as its "Prime Rate". Borrowers acknowledge that the Prime Rate announced from time to time merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such Prime Rate may not be the lowest rate at which interest is calculated or credit extended.

2. PAYMENT TERMS

(a) This Note is a term note. Contemporaneously herewith, the entire principal amount of the Note has been disbursed to or for the benefit of Borrowers, receipt of which is hereby acknowledged by Borrowers.

(b) Accrued interest on the principal amount from time to time outstanding at the Applicable Interest Rate shall be due from Borrowers to Lender on each Monthly Payment Date. The principal of this Note shall be repaid by Borrowers to Lender in thirty-six (36) equal monthly installments of principal, each in the amount of $916,666.67, the first such installment of principal to be due and payable by Borrowers to Lender on March 10, 2007, and a like principal installment to be due and payable on each consecutive Monthly Payment Date thereafter through and including the Maturity Date. The entire outstanding principal balance of this Note and all accrued but unpaid interest and other sums due and payable thereon shall be due and payable in full on the Maturity Date. Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate equal to the Applicable Interest Rate based on a 360-day year.

(c) Unless payments are made in the required amount in immediately available funds at the place where this Note is payable, remittances in payment of all or any part of the Debt (defined below) shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where this Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrowers) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Payments made by Borrowers under this Note will first reduce the amount Borrowers owe Lender for charges which are neither principal nor interest and the remainder of each payment will then be applied to accrued but unpaid interest before principal, and then to principal.

3. DEFAULT AND ACCELERATION

(a) The whole of the principal sum of this Note at any time outstanding, (b) accrued interest, default interest, and any other sums, as provided in this Note, (c) all other monies agreed or provided to be paid by Borrowers in this Note, and (d) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrowers or Lender (all the sums referred to in (a) through (d) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid prior to the tenth (10th) day after the date when due, or if Borrowers fail to observe, perform or comply with or breaches any other term, condition or agreement contained in this Note, after the expiration of any

applicable notice and grace periods, if any, or on the happening of any default or event of default hereunder or under the Loan Agreement or any of the Loan Documents, after the expiration of any applicable notice and grace periods, if any (the occurrence of any one or more of the foregoing events being referred to as an "Event of Default").

4. DEFAULT INTEREST

Borrowers hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrowers shall pay interest on the entire unpaid principal sum hereunder at a rate (the "Default Rate") equal to the lesser of (i) the Floating Prime Rate plus eight percent (8%), as such Prime Rate may change from time to time and (ii) the maximum interest rate that Borrowers may pay by law. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt.

5. PREPAYMENT

The indebtedness evidenced by this Note may be prepaid in whole or in part at any time and from time to time, without penalty; however, while this Note expressly permits the payment of the principal sum hereof before the stated maturity, such principal sum may not be so prepaid unless such prepayment is accompanied by the payment in full of any late charges, reimbursements, and other amounts owed by Borrowers to Lender pursuant to this Note or any other Loan Documents. Each principal prepayment shall be applied to the installments thereof in inverse order of maturity.

6. SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrowers be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrowers are permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread through the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum

lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

7. LATE CHARGE

If any sum payable under this Note is not paid prior to the fifth (5th) day after the date on which it is due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Pledge Agreements, the Security Agreements and the other Loan Documents.

8. NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrowers or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

9. WAIVERS

Borrowers and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices specifically provided for in the Loan Documents, and no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrowers, and any other person or entity who may become liable for the payment of all or any part of the Debt under this Note. No notice to or demand on Borrowers shall be deemed to be a waiver of the obligation of Borrowers or of the right of Lender to take further action without further notice or demand as provided for in this Note. In addition, acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default. The agreements contained herein shall remain in full force and applicable notwithstanding any changes in the members comprising, or changes in the managers of either of the Borrowers. The term "Borrowers" as used herein, shall include any successor limited liability company to either of the Borrowers, but any predecessor limited liability company shall not be relieved of liability hereunder.

10. AUTHORITY

Borrowers (and the undersigned representative of Borrowers, if any) represent that Borrowers have full power, authority and legal right to execute and deliver this Note and the

Loan Documents and that this Note and the Loan Documents constitute valid and binding obligations of Borrowers.

11. APPLICABLE LAW

This Note shall be governed, construed, applied and enforced in accordance with the laws of the State of Georgia and the applicable laws of the United States of America.

12. COUNSEL FEES

In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrowers also agree to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.

13. NOTICES

All communications, notices or demands provided for hereunder to which Borrowers are parties shall be sent by nationally recognized overnight courier, by hand, or by certified mail, return receipt requested, as follows or to such other address with respect to any party as such party shall notify the others in writing:

To Lender:	Columbus Bank and Trust Company 1137 First Avenue, Uptown Center (P. O. Box 120) Columbus, Georgia 31901 (31902) Attention: Eric Tikkanen, Corporate Banking
To Borrower:	United Insurance Holdings, L.C. United Insurance Management, L.C. 700 Central Avenue, Suite 302, St. Petersburg, Florida 33701 Attention: Nick Griffin, Chief Financial Officer

Except as otherwise specifically set forth herein, each such communication, notice or demand shall be deemed given: (i) three (3) days after the date when deposited in the mail with proper postage affixed if sent by mail; and (ii) when actually delivered to the appropriate address if sent by courier or by hand.

14. SET OFF

Without limiting any other rights or remedies available to Lender, Borrowers agree that to the extent permitted by applicable law, Lender may set off any amount due and payable under this Note against any right either Borrowers have to receive money from Lender. "Right to receive money from Lender" means:

(i) Any deposit account balance either Borrower has with Lender;

(ii) Any money owed to either Borrower on an item presented to Lender or in Lender's possession for collection or exchange; and

(iii) Any repurchase agreement or other non-deposit obligation.

"Any amount due and payable under this Note" means the total amount of which Lender is entitled to demand payment under the terms of this Note at the time Lender sets off. This total includes any balance the due date for which Lender properly accelerates under this Note.

Lender will not be liable for the dishonor of any check when the dishonor occurs because Lender set off its debt against any of either Borrower's accounts. Borrowers agree to hold Lender harmless from any such claims arising as a result of Lender's exercise of Lender's right to set off.

15. MISCELLANEOUS

(a) Wherever pursuant to this Note (i) Lender exercises any right given to it hereunder, if any, to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender reasonably exercised and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) The liability of Borrowers hereunder shall be joint and several.

(c) Whenever used, the singular shall include the plural, the plural shall include the singular, and the words "Lender" and "Borrowers" shall include their respective successors, assigns, heirs, executors and administrators.

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IN WITNESS WHEREOF, Borrowers have duly executed and delivered this Note, under seal, as of the day and year first above written.

UNITED INSURANCE HOLDINGS, L.C.
A Florida Limited Liability Company

By: ______________________
Secretary and Treasurer

UNITED INSURANCE MANAGEMENT, L.C.
A Florida Limited Liability Company

By: ______________________
Chief Executive Officer/President